EXHIBIT 4.19


                      SURGICAL NAVIGATION SPECIALISTS, INC.



                                       and



                              CEDARA SOFTWARE CORP.



                                       and



                     SURGICAL NAVIGATION TECHNOLOGIES, INC.



--------------------------------------------------------------------------------


                   COOPERATION AND CUSTOMER SUPPORT AGREEMENT

                                December 23, 2001


--------------------------------------------------------------------------------

                   COOPERATION AND CUSTOMER SUPPORT AGREEMENT


         This Cooperation and Customer Support Agreement is dated December 23, 2001, between Surgical Navigation Specialists, Inc., a corporation organized and existing under the laws of the Province of Ontario ("SNS"), Cedara Software Corp., a corporation organized and existing under the laws of the Province of Ontario ("Cedara") and Surgical Navigation Technologies, Inc., a corporation organized and existing under the laws of Delaware, carrying on business as Medtronic Surgical Navigation Technologies ("Medtronic").


         WHEREAS Medtronic wishes to purchase from SNS certain assets owned by SNS in connection with the Image Guided Surgery Business (as hereinafter defined);


         AND WHEREAS SNS has agreed to recommend Medtronic to the Customers (as hereinafter defined) and to provide certain support and assistance to Medtronic, on the terms and conditions set forth in this Agreement, in connection with IGS Services (as hereinafter defined) that Medtronic may provide to the Customers;


         NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Section 1         Defined Terms

         As used in this Agreement, the following terms have the following meanings:

         "Agreement" means this Co-operation and Customer Support Agreement and all schedules and instruments in amendment or confirmation of it; and the expressions "Section" followed by a number mean and refer to the specified Section of this Agreement.

         "Best Efforts" means the efforts of a prudent Person who desires to do such a thing would use in similar circumstances to ensure that the matter occurs as expeditiously as possible.

         "Business Day" means any day of the year, other than a Saturday, Sunday or any day on which banks are required or authorized to close in Toronto, Ontario.

         "Closing Date" means the date hereof.

         "Closing Time" means 5:00 p.m. (Toronto time) on the Closing Date or such earlier or later time as the Parties may mutually agree.

         "Current IGS Applications" means the use of IGS Systems employing CT and/or MRI data in the neuro-cranial surgical speciality, neuro-spine surgical speciality, and the ear, nose and throat surgical speciality.

         "Customer" means an end-user (for example, hospital, clinic, surgeon) who purchases for use an IGS System for which SNS is responsible for servicing as a result of SNS's sale to the Customer of either such IGS System or a service contract, or SNS's agreement with any third party to provide such servicing. Without limiting the generality of the foregoing, IGS Systems to be used by Customers include those systems that have been marketed by members of the Aesculap SPOCS, Philips Easyguide, SNN 3.0, Zeiss STN, Zeiss SMN and Zeiss MKM product families. For greater certainty, Customer shall not include purchasers of IGS Systems for resale to end-users.

         "Fluoro System" means a specific type of SNS-developed IGS System employing X-ray images acquired intra-operatively using a C-arm, comprised of both hardware and software and is currently being marketed under the name "SNN Fluoro 2.0".

         "Image Guided Surgery Business" means the commercial operation undertaken by SNS to develop, market, sell and service IGS Systems.

         "IGS Services" means professional support and services to Customers for Current IGS Applications including the provision of upgrade paths for IGS Systems.

         "IGS Patent Licence Agreement" means the patent licence agreement between SNS and Medtronic effective as of the date hereof, in the form attached hereto as Schedule "B".

          "IGS Software" means the source and executable software licensed by SNS to Medtronic pursuant to the terms of the IGS Software Licence Agreement.

         "IGS Software Licence Agreement" means the software licence agreement between SNS and Medtronic effective as of the date hereof, in the form attached hereto as Schedule "C", excluding Article 6 thereof.

         "IGS System" means an image guided surgical system in which surgeons use medical images to navigate a patient's anatomy before and/or during surgery to enhance the surgeons' abilities to visualize and localize anatomy and pathology, comprised of both hardware and software.

         "Medtronic Competitor" means any person listed in Schedule "D" attached hereto.

         "MKM Microscope Base Licence Agreement" means the software licence agreement between SNS and Medtronic effective as of the date hereof, in the form attached hereto as Schedule "C", including Article 6 thereof.

         "Parties" means SNS, Cedara, Medtronic and any other Person who may become a party to this Agreement.

         "Purchased Inventory" has the meaning specified in Section 2.

         "Service Provider" means Medtronic acting in a capacity to provide service to support Customer to original equipment manufacturer's specification with respect to Current IGS Applications.

         "SNN Partners" means members of the Surgical Navigation Network, a voluntary organization that enables multiple medical equipment companies to provide their customers with surgical navigation network platforms integrated with their own product lines and to deliver a broad range of solutions through plug and play compatibility, at a reasonable cost.

         "SNS Technology" means all the software, systems and technology owned by SNS as at the date of closing excluding Fluoro System and derivatives thereof.

Section 2       Sale of Inventory

(1) Subject to the terms and conditions of this Agreement, SNS agrees to sell, assign and transfer to Medtronic and Medtronic agrees to purchase from SNS, on the Closing Date, effective as of the Closing Time, inventory of SNS as identified in Schedule "A" hereto (the "Purchased Inventory"). The amount payable by Medtronic for the Purchased Inventory shall be such amounts as identified in Schedule "A" hereto (the "Purchase Price"). Medtronic agrees that during the term of this Agreement, it shall not market this Purchased Inventory, or manufacture inventory identical to the Purchased Inventory, except for the sole purpose of being a Service Provider.

(2) SNS shall inform Medtronic within 5 Business Days after the Closing Date that the Purchased Inventory is prepared to be picked up. No later than 2 Business Days after SNS informs Medtronic that the whole Purchased Inventory is prepared to be picked up (the "Pick-Up Period"), Medtronic shall arrange to have the Purchased Inventory picked up from a single location wherever the Purchased Inventory is located, at such time as is mutually acceptable to the Parties. SNS is responsible to package the whole Purchased Inventory in SNS's usual and customary form for shipping. Medtronic shall arrange for the shipping of the Purchased Inventory to such location as determined by it (the "Delivery Location"). The costs of picking-up, insuring and shipping the Purchased Inventory to the Delivery Location shall be borne solely and directly by Medtronic.

(3) In the event that Medtronic fails to pick up the whole Purchased Inventory before the expiry of the Pick-Up Period, SNS shall deliver such inventory items which have not been picked up to the address below. To the extent SNS reasonably insures the Purchased Inventory, the costs of insuring and shipping the inventory items referred to in this Section 2(3) shall be borne by Medtronic and Medtronic agrees to reimburse SNS for such costs within 5 Business Days of its receipt of such request for reimbursement from SNS.

         Ship to address:

                  Carl Zeiss
                  Attention: Dirk L. Brunner
                  Dept. CGN-GF, Bldg 15-05
                  73446 Oberkochen
                  Germany
                  Tel:  07364 / 20-2215

(4) The Parties agree that the date on which the Purchased Inventory is delivered to the Delivery Location under Section 2(2) or the address under Section 2(3) shall be referred to herein as the delivery date (the "Delivery Date"). For greater certainty, if delivery of the Purchased Inventory under Section 2(2) or (3) occurs on more than 1 day, the Delivery Date shall deem to be the date on which the last delivery is made.

(5) For greater clarity, the Parties acknowledge that the Purchased Inventory is sold by SNS to Medtronic on an as-is basis. To the best of SNS's knowledge, the Purchased Inventory is not defective and is intended to be used as labelled.

(6) For a period of 3 Business Days from the Delivery Date (the "Inventory Review Period"), Medtronic shall at its option, either itself or through its agents, conduct a physical count of, and review, the Purchased Inventory to determine, acting reasonably, which, if any, of the Purchased Inventory or component parts thereof are missing as compared to list in Schedule A (the "Missing Inventory").

(7) Medtronic shall provide to SNS a list of Missing Inventory before the expiry of the Inventory Review Period and shall, at the request of SNS, provide evidence of the accuracy and completeness of the list of Missing Inventory to the reasonable satisfaction of SNS.

(8) Upon receipt of the list of Missing Inventory and satisfaction of SNS of the accuracy and completeness of the list of Missing Inventory, SNS acting reasonably shall deliver the Missing Inventory at such time and to such location as directed by Medtronic. The costs of insuring and shipping of such Missing Inventory referred to in this Section 2(8) shall be borne by SNS. If for whatever reason SNS is unable to deliver any of such Missing Inventory referred to herein, the Purchase Price shall be reduced by such amount which represents that portion of the Purchase Price payable for the Missing Inventory which SNS is unable to deliver as listed on Schedule A.

(9) If during the Inventory Review Period either SNS is not provided with a list of Missing Inventory or there is no dispute between SNS and Medtronic concerning the list of Missing Inventory provided by Medtronic to SNS, then no later than 2 Business Days after the expiry of the Inventory Review Period, Medtronic shall pay the full Purchase Price to SNS.

(10) In the event that there is a dispute between SNS and Medtronic concerning the list of Missing Inventory provided by Medtronic to SNS during the Inventory Review Period, the Parties shall seek resolution of their dispute pursuant to the procedures set forth in Section 10(5). The Parties agree that in the circumstances where there is a dispute as referred to herein, Medtronic shall no later than 2 Business Days after the expiry of the Inventory Review Period pay the Purchase Price other than the amounts which relate to the disputed items of inventory. Payment by Medtronic for the disputed items of inventory shall be dealt with as part of the Parties' dispute resolution under Section 10(5).

(11) If for whatever reason the whole or part of the Purchased Inventory is lost in transit to the Delivery Location pursuant to the delivery procedure in Section 2(2) or Section 2(3), the Parties agree that the loss will be at the sole risk of Medtronic such that for the purposes of this Agreement, the Purchased Inventory will be deemed to be transferred to Medtronic immediately before the loss. Medtronic shall pay the full Purchase Price in cash to SNS within 2 Business Days from the date of loss. Notwithstanding the foregoing, if all Parties, each acting reasonably, determine the sole cause of such loss is due to inadequate packaging, the Parties agree that the loss will be at the sole risk of SNS.

(12) For greater certainty, the Parties acknowledge that no adjustment to the Purchase Price shall be made and SNS shall not be under any obligation to deliver any missing items of inventory to Medtronic if Medtronic fails to provide SNS with a list of Missing Inventory before the expiry of the Inventory Review Period or if Medtronic or its agents discover Missing Inventory after the Inventory Review Period.

Section 3         Customer Relationship

(1) During the term of this Agreement, SNS will recommend Medtronic to the Customers as the preferred supplier of IGS Services and Medtronic agrees to use its Best Efforts to provide IGS Services to the Customers.

(2) For the sole purpose of assisting Medtronic to develop a customer relationship with the Customer and provide IGS Services to the Customer, SNS agrees during the term of this Agreement to:

         (a)      enter into the IGS Patent Licence Agreement;

         (b)      enter into the IGS Software Licence Agreement;

         (c) subject to obtaining the consent, if required, from the Customers, provide Medtronic with a list of open quotes, accepted orders and service contracts that SNS has with the Customers and information contained in such open quotes, accepted orders and service contracts in so far as they relate to the supply of IGS Services;

         (d) subject to obtaining the consent, if required, from any third parties, provide a copy of hardware design specifications, design history files and other historical service history or device history records that relate to the supply of IGS Services;

         (e) provide Medtronic with 2 hard copies and 1 electronic copy of all manuals, service notes, customer bulletins, reference guide, application notes and user's guides that relate to the supply of IGS Services;

         (f) provide Medtronic with training on use of the software licensed pursuant to the IGS Software Licence Agreement up to a maximum of one trainer for a 2-week period. Training shall take place at such time and at such business location of Medtronic as agreed by Medtronic and SNS. The Parties agree that if training takes place outside of Toronto, Ontario, Medtronic shall reimburse SNS the trainer's reasonable costs of transportation and accommodation to attend the training session;

         (g) provide Medtronic with 2 existing demo IGS Systems at no cost, for the sole use by Medtronic in training and support, and provide Medtronic with the licences required to operate such demo IGS Systems. Shipping costs from a location within North America to be identified by SNS will be paid for by Medtronic;

         (h) release SNN Partners from any exclusivity terms or other restrictions that would prevent any of the SNN Partners from co-operating with Medtronic; and

         (i) SNS employees shall not approach end users directly for the purposes of selling the remaining SNS inventory for the Current IGS Applications but a liquidator, or other party authorized by SNS to sell its remaining inventory, shall be entitled to approach any party on behalf of SNS for purposes of selling the inventory.

(3)      SNS shall deliver the materials referred to in Section 3(2)(c), (d),
         (e) and (g) above within 15 Business Days of execution of this Agreement to such location as directed by Medtronic. The Parties further agree that the reasonable costs of shipping any of the materials referred to herein shall solely be borne by Medtronic and Medtronic agrees to reimburse SNS for all reasonable shipping costs within 5 Business Days of its receipt of such request for reimbursement from SNS.

(4) Nothing in this Agreement shall be construed as an attempt to assign any contract which is not assignable in whole or in part without the consent of the other party or parties thereto, unless such consent has been given.

(5) For greater certainty, the Parties acknowledge that each of SNS and Medtronic shall not assume and shall have no obligation to discharge, perform or fulfil, any and all liabilities and obligations, contingent or otherwise, of the other Party which may be owed to the Customers. Nothing contained in this Agreement shall be construed to constitute the Parties as principal or agent, partners, joint venturers or co-owners and no Party shall have the right to enter into any contract or execute any instrument on behalf of the other.

Section 4         Permission to Solicit

(1) Medtronic shall be permitted to hire any clinical application and sales individual who is a former employee of SNS or Cedara as at the date of this Agreement, or whose employment with SNS or Cedara is terminated during the term of this Agreement.

Section 5         Acknowledgement of Marketing Process

         The Parties hereto acknowledge and agree that the IGS Software, the patents identified in the IGS Patent License Agreement and the SNS Technology form part of the intellectual property that PricewaterhouseCoopers Inc., in its capacity as monitor of SNS (the "Monitor"), has been authorized to market and sell pursuant to the Order of the Honourable Mr. Justice Campbell dated December 7, 2001 (the "Order"). The Parties hereto further acknowledge and agree that nothing in the Cooperation and Customer Support Agreement or the schedules attached hereto, is intended to hinder or restrict or in any way hinders or restricts, the rights of the Monitor and SNS to market and to sell the intellectual property pursuant to the Order.

Section 6         Intellectual Property

         The Parties acknowledge that all intellectual property of a Party hereto existing as of the date hereof and any intellectual property developed solely by employees or consultants of that Party during the term of this Agreement, shall be and remain the property of that Party. Nothing in this Agreement shall be construed as an attempt to transfer the ownership of any intellectual property from one Party to the other.

Section 7         Non-Competition

         In consideration of the terms and conditions of this Agreement, each of SNS and Cedara covenants for the duration of the term of this Agreement that it will not either individually or in partnership or in conjunction with each other, use any current technology, systems and software of SNS to compete directly with Medtronic on a worldwide basis in the neurosurgical end user market for Current IGS Applications. The Parties acknowledge that for the purposes of this Section 7, direct competition shall be defined only to mean any marketing or sale made directly to the Customer under any trade name of Cedara or SNS by Cedara or SNS, and any marketing or sale made directly to the Customer in support of a third party by Cedara or SNS. Each of SNS and Cedara acknowledges and agrees that the time, scope, geographic area and other provisions of this Section 7 are reasonable in the circumstances of the transactions contemplated by this Agreement and are given as an integral and essential part of the transactions contemplated by this Agreement.

Section 8         Proposed dealings with SNS Technology

         In the event that Cedara acquires SNS Technology and Cedara intends to sell or license any SNS Technology not otherwise transferred to or licensed to Medtronic in conjunction with this Agreement to a Medtronic's Competitor in the neurosurgical end user market for Current IGS Applications, Cedara shall provide Medtronic a written notice at least 10 Business Days prior to the completion of any proposed sale to a Medtronic's Competitor. During such 10 Business Days period, Cedara and Medtronic agree to negotiate in good faith a competitive bid. An auction process to purchase such SNS Technology under this Section 8 shall not require any such written notice to Medtronic or such negotiations.

Section 9         Termination

(1) This Agreement shall be effective on the Closing Date and shall terminate on December 31, 2003, unless the Parties hereto agree in writing to extend the term of the Agreement or if the Agreement is terminated prior to the expiry of the term pursuant to Section 9(2).

(2) If either Party breaches this Agreement and upon thirty (30) days written notice the notified Party is unable to correct the breach, the other Party hereto may at any time terminate this Agreement by providing the other Parties prior written notice of not less than 20 Business Days before the effective date of such termination (the "Termination Date"). Upon termination of this Agreement pursuant to this Section 9(2), Medtronic shall no later than 5 Business Days after the Termination Date return all hard copies and electronic copies of the materials referred to in Section 3(2)(d), (e) and (f) of this Agreement.

Section 10        Miscellaneous

(1) Gender and Number - Any reference in this Agreement to gender includes all genders and words importing the singular number only shall include the plural and vice versa.

(2) Incorporation of Schedules - The schedules attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it.

(3) Notices - Any notice, direction or other communication given under this Agreement shall be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

         (a)      To Medtronic at:

                  Medtronic Surgical Navigation Technologies
                  Attn: Business Development
                  826 Coal Creek Circle
                  Louisville, CO 80027
                  Telephone:        720.890.3200
                  Facsimile:        720.890.3500

                  With a copy to Medtronic' Counsel:

                  Medtronic, Inc. Law Department
                  Attn: General Counsel
                  710 Medtronic Parkway
                  Minneapolis, MN 55432
                  Telephone:        763.514.4000
                  Facsimile:        763.572.5459

         (b)      To SNS or Cedara at:

                  Cedara Software Corp.
                  6509 Airport Road
                  Mississauga, Ontario  L4V 1S7


                  Attention:        Chief Executive Officer
                  Telephone:        (905) 672-2100
                  Facsimile:        (905) 672-0360


                  With a copy to SNS and Cedara's Counsel:

                  Stikeman Elliott
                  Commerce Court West
                  Suite 5500
                  P.O. Box 85, Stn. Commerce Court
                  Toronto, Ontario M5L 1B9

                  Attention:        Dee Rajpal
                  Telephone:        (416) 869-5576
                  Facsimile:        (416) 947-0866


         Any such communication shall be deemed to have been validly and effectively given (a) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time) and otherwise on the next Business Day, or (b) if transmitted by facsimile or similar means of recorded communication on the Business Day following the date of transmission. Any Party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such Party at its changed address.

(4)      Time of the Essence - Time shall be of the essence of this Agreement.

(5)      Arbitration -

         (a) In the event any dispute, claim, question or difference (a "Dispute") arises with respect to this Agreement or its performance, enforcement, breach, termination or validity, the Parties shall use their Best Efforts to settle the Dispute. To this end, they shall consult and negotiate with each other, in good faith and understanding of their mutual interests, to reach a just and equitable solution satisfactory to all Parties.

         (b) If the Parties do not reach a solution pursuant to Section 9(5)(a) within a period of 15 Business Days following the first notice of the Dispute by any Party to the others, then upon written notice by either Party to the other, the Dispute shall be finally settled by arbitration in accordance with the provisions of the Arbitrations Act (Ontario) based upon the following:

                  (i) The arbitration tribunal shall consist of one arbitrator appointed by mutual agreement of the Parties, or in the event of failure to agree within 10 Business Days following delivery of the written notice to the arbitrate, any Party may apply to a judge of the Ontario Superior Court of Justice to appoint an arbitrator. The arbitrator shall be qualified by education and training to rule upon the particular matter to be decided;

                  (ii) The arbitrator shall be instructed that time is of the essence in the arbitration proceeding and, in any event, the arbitration award must be made within 40 Business Days of the submission of the Dispute to arbitration;

                  (iii) After written notice is given to refer any Dispute to arbitration, the Parties will meet within 15 Business Days of delivery of the notice and will negotiate in good faith any changes in these arbitration provisions or the rules of arbitration which are herein adopted, in an effort to expedite the process and otherwise ensure that the process is appropriate given the nature of the Dispute and the values at risk;

                  (iv)     The arbitration shall take place in Toronto, Ontario;

                  (v) The arbitration award shall be given in writing and shall be final and binding on the Parties, not subject to any appeal, and shall deal with the question of costs of arbitration and all related matters;

                  (vi) Judgement upon any award may be entered in any Court having jurisdiction or application may be made to the Court for a judicial recognition of the award or an order of enforcement, as the case may be;

                  (vii) All Disputes referred to arbitration (including the scope of the agreement to arbitrate, any statute of limitations, set-off claims, conflict of laws rules, tort claims and interest claims) shall be governed by the substantive law of Ontario; and

                  (viii) The Parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions and any awards) shall not be disclosed beyond the arbitrator, the Parties, their counsel and any person necessary to the conduct of the proceeding, except as may lawfully be required in judicial proceedings relating to the arbitration or otherwise.

(6) Expenses - Except as otherwise expressly provided in this Agreement, all costs and expenses (including the fees and disbursements of legal counsel, investment advisers and accountants) incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the Party incurring such expenses.

(7) Amendments - This Agreement may only be amended or otherwise modified by written agreement executed by SNS, Cedara and Medtronic.

(8) Entire Agreement - This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated in this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties.

(9) Successors and Assigns - This Agreement shall become effective when executed by SNS, Cedara and Medtronic and after that time shall be binding upon and enure to the benefit of SNS, Cedara, Medtronic and their respective successors and permitted assigns. Neither this Agreement nor any of the rights or obligations under this Agreement shall be assignable or transferable by any Party without the prior written consent of the other Party except to any person who succeeds to all or a substantial portion of the assigning Parties business to which this Agreement relates.

(10) Severability - If any provision of this Agreement shall be determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect.

(11) Governing Law - This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(12) Counterparts - This Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together shall be deemed to constitute one and the same instrument.


         IN WITNESS WHEREOF the Parties have executed this Cooperation and Customer Support Agreement.


                                   SURGICAL NAVIGATION SPECIALISTS, INC.

                                   By:
                                               -------------------------
                                               /s/ SHLOMIT DEKEL

                                   Name:         SHLOMIT DEKEL
                                   Title:





                                   CEDARA SOFTWARE CORP.

                                   By:
                                               ---------------------------
                                               /s/ MICHAEL GREENBERG

                                   Name:         Michael Greenberg
                                   Title:       Chairman & CEO



                                   SURGICAL NAVIGATION TECHNOLOGIES, INC.


                                   By:
                                               ---------------------------
                                               /s/ ANDREW WEISS

                                   Name:        Andrew Weiss
                                   Title:       Vice President & General Manager

                                  SCHEDULE "A"
                      PURCHASED INVENTORY & PURCHASE PRICE

------------------------------------------------------------------------------------------------------------------------
                                                                                                Purchase Summary
------------------------------------------------------------------------------------------------------------------------
Item Number                      Description                                              Purchase Qty  Total Purchase
                                                                                                             Price
------------------------------------------------------------------------------------------------------------------------
000000-1023-342                  Kilgore Cranial Phantom c/w Brain                                   21          553.58
------------------------------------------------------------------------------------------------------------------------
311194-5100-000                  Lumbar Spine c/w spinal cord                                        17          361.69
------------------------------------------------------------------------------------------------------------------------
311194-5200-000                  Cervical Vertabrae                                                  10          172.91
------------------------------------------------------------------------------------------------------------------------
SNN-HW-MIS-00025                 Spine Lumbar Sacrum p/n 1324-8                                       2           56.55
------------------------------------------------------------------------------------------------------------------------
SNN-HW-OPT-00045                 Cranial Phantom Kilgore                                              7          297.72
------------------------------------------------------------------------------------------------------------------------
SNN-HW-OPT-00046                 Spinal Phantom                                                       7          356.48
------------------------------------------------------------------------------------------------------------------------
305966-9656-000                  DRF Support Arm Part 1 (leibinger)                                   8          531.02
------------------------------------------------------------------------------------------------------------------------
305966-9657-000                  DRF Support Arm Part 2 (leibinger)                                   8          412.01
------------------------------------------------------------------------------------------------------------------------
305966-9659-000                  DRF Support Arm Part 3 (leibinger)                                   7          154.36
------------------------------------------------------------------------------------------------------------------------
311194-5205-000                  Cervical Spine Holder                                                7          106.89
------------------------------------------------------------------------------------------------------------------------
990-0237-00                      Probe FS610 Aesculap                                                 4        1,542.86
------------------------------------------------------------------------------------------------------------------------
SNN-HW-MIS-00035                 ENT Headframe Velcro Head Strap                                    157           67.12
------------------------------------------------------------------------------------------------------------------------
SNN-HW-MIS-00036                 ENT Headframe Ear Plugs 2 per pkg.                                  71            3.94
------------------------------------------------------------------------------------------------------------------------
SNN-HW-MIS-00037                 ENT Headframe Nose Pad                                              35           14.44
------------------------------------------------------------------------------------------------------------------------
snn-hw-opt-00098                 Medium F.P. Headframe Assembly                                       8        1,770.13
------------------------------------------------------------------------------------------------------------------------
snn-hw-opt-00099                 Large F.P. Headframe Assembly                                        5        1,122.54
------------------------------------------------------------------------------------------------------------------------
snn-hw-opt-00100                 Medium Pol. Headframe Assembly                                       2          442.53
------------------------------------------------------------------------------------------------------------------------
snn-hw-opt-00101                 Large Pol. Headframe Assembly                                        3          673.52
------------------------------------------------------------------------------------------------------------------------
SNN-LC-INS-00001                 Probe FS611 (130mm hooked)                                           1          364.06
------------------------------------------------------------------------------------------------------------------------
SNN-LC-INS-00002                 Probe FS612 (170mm Straight)                                         5        2,414.49
------------------------------------------------------------------------------------------------------------------------
SNN-LC-INS-00003                 Probe FS613 - Polaris                                               10        2,610.96
------------------------------------------------------------------------------------------------------------------------
SNN-LC-INS-00004                 Probe FS615 (130mm)                                                  3        1,456.11
------------------------------------------------------------------------------------------------------------------------
SNN-LC-INS-00023                 FS900R Spinal DPT                                                    3        2,100.71
------------------------------------------------------------------------------------------------------------------------
SNN-LC-INS-00024                 FS902R Spinal Awl                                                    2          611.67
------------------------------------------------------------------------------------------------------------------------
SNN-LC-INS-00026                 Flashpoint DRF 120mm                                                14        4,769.65
------------------------------------------------------------------------------------------------------------------------
SNN-LC-INS-00027                 Flashpoint Probe 135mm SurePoint                                    14        6,390.89
------------------------------------------------------------------------------------------------------------------------
SNN-LC-INS-00033                 F/P 175mm Wired Probe                                               23        5,375.00
------------------------------------------------------------------------------------------------------------------------
SNN-LC-INS-00042                 DRF 50mm FlashPoint - Universal Attachment                          10        3,641.91
------------------------------------------------------------------------------------------------------------------------
SNN-LC-INS-00053                 SNN Europe 3 Sphere Tracker SNN-101                                 10          808.97
------------------------------------------------------------------------------------------------------------------------
snn-lc-opt-00034                 175mm Wired Probe Kit FlashPoint - Equivalent                       14        3,273.33
------------------------------------------------------------------------------------------------------------------------
000000-0407-201                  Power Conditioner (Japan)                                            2          211.61
------------------------------------------------------------------------------------------------------------------------
000000-1034-185                  Registration Pointer (ENT) - Concave Tip Flashpoint                  5          108.22
------------------------------------------------------------------------------------------------------------------------
000000-1102-409                  Flashpoint Wireless Transmitter & Cable                              5          600.00
------------------------------------------------------------------------------------------------------------------------
000000-1110-145                  Footswitch (square)                                                  5           18.75
------------------------------------------------------------------------------------------------------------------------
305966-9030-000                  SMN-SENDER FUER OPMI ES                                              5           75.00
------------------------------------------------------------------------------------------------------------------------
305966-9654-000                  MKM IGT Camera                                                       2        2,159.89
------------------------------------------------------------------------------------------------------------------------
305967-8200-000                  VERBINDUNGSKABEL  STN MIT WS                                         5           75.00
------------------------------------------------------------------------------------------------------------------------
305967-9020-000                  Button Box                                                           5           19.74
------------------------------------------------------------------------------------------------------------------------
305994-9220-000                  Storage Works bay model BA353-AA                                     2        1,352.63
------------------------------------------------------------------------------------------------------------------------
SNN-HW-CAB-00002                 Cable Video 8 coax-DSub Matrox                                       5           86.25
------------------------------------------------------------------------------------------------------------------------
SNN-HW-CAB-00004                 Cable Network Patch 3'                                              10            5.43
------------------------------------------------------------------------------------------------------------------------
SNN-HW-CAB-00005                 Polaris/Zeiss Adapt.Cbl. for LC4 Cart                               10          126.99
------------------------------------------------------------------------------------------------------------------------
SNN-HW-CAB-00006                 Cable Fibre ST to Fibre ST Patch 7'                                 10           47.66
------------------------------------------------------------------------------------------------------------------------
SNN-HW-CAB-00007                 Cable Network Patch 25'                                             10           10.43
------------------------------------------------------------------------------------------------------------------------
SNN-HW-CAB-00008                 Terminator SCSI Active Centronics 50                                 6            2.25
------------------------------------------------------------------------------------------------------------------------
SNN-HW-CAB-00009                 Cable SCSI External C50 to HD50 6'                                   3           20.50
------------------------------------------------------------------------------------------------------------------------
SNN-HW-CAB-00013                 Power bar 230V                                                       5          149.25
------------------------------------------------------------------------------------------------------------------------
SNN-HW-CAB-00016                 Cable Polaris to PC                                                  7           50.19
------------------------------------------------------------------------------------------------------------------------
SNN-HW-CAB-00017                 Cable Polaris to TIU                                                 7          157.56
------------------------------------------------------------------------------------------------------------------------
SNN-HW-CAB-00021                 Cable PC to FP Control                                               7           12.99
------------------------------------------------------------------------------------------------------------------------
SNN-HW-CAB-00022                 Cable FP camera to FP control                                       11          988.98
------------------------------------------------------------------------------------------------------------------------
SNN-HW-CAB-00023                 Cable "Y" FlashPoint Control                                        10           88.46
------------------------------------------------------------------------------------------------------------------------
SNN-HW-COM-00005                 Media Converter 10BT to 10B2 (Coax) 240V                             2           42.00
------------------------------------------------------------------------------------------------------------------------
SNN-HW-COM-00006                 Lava PCI Dual Serial Card                                            5           42.75
------------------------------------------------------------------------------------------------------------------------
SNN-HW-COM-00007                 Media Convert 10BT/10B2 (115V)                                       2           33.00
------------------------------------------------------------------------------------------------------------------------
SNN-HW-COM-00024                 Terminator SCSI JDC 50p                                             10            3.75
------------------------------------------------------------------------------------------------------------------------
SNN-HW-COM-00029                 Drive DAT Sony 12/24GB SDT-9000-SI                                   5        1,557.69
------------------------------------------------------------------------------------------------------------------------
SNN-HW-COM-00035                 Media Converter 10BT to Fibre Optic 230V                            10          297.27
------------------------------------------------------------------------------------------------------------------------
snn-hw-com-00065                 100BT to Fibre ST Transciever 115V                                   2           83.53
------------------------------------------------------------------------------------------------------------------------
snn-hw-com-00066                 100BT to Fibre ST Transceiver 230V                                   2           85.33
------------------------------------------------------------------------------------------------------------------------
SNN-HW-MEC-00001                 Zeiss/Pol Stand Adapt.                                               3           16.85
------------------------------------------------------------------------------------------------------------------------
SNN-HW-MEC-00003                 Support Arm Tracker System                                           3          753.44
------------------------------------------------------------------------------------------------------------------------
SNN-HW-MEC-00004                 DRF Tracker Mount Adapt.                                             3           33.35
------------------------------------------------------------------------------------------------------------------------
SNN-HW-MIS-00012                 Conn BNC Tee Adapter Jack-Plug-Jack                                  5            5.81
------------------------------------------------------------------------------------------------------------------------
SNN-HW-MIS-00013                 Conn BNC 50ohm terminate                                             5            3.26
------------------------------------------------------------------------------------------------------------------------
SNN-HW-MIS-00019                 Transformer 230V ISO PowerVar ABC750-22-ISO                          4          579.00
------------------------------------------------------------------------------------------------------------------------
SNN-HW-MIS-00029                 UPS 1000VA PowerVar ACE1000-RM                                       5          824.25
------------------------------------------------------------------------------------------------------------------------
SNN-HW-MIS-00030                 Power Conditioner 115V ABC500-91                                     5          581.25
------------------------------------------------------------------------------------------------------------------------
SNN-HW-OPT-00016                 Microscope connectivity kit                                          6        3,181.18
------------------------------------------------------------------------------------------------------------------------
SNN-HW-OPT-00026                 SNN Dell 610 Host System c/w DAT /modem                              1        2,523.93
------------------------------------------------------------------------------------------------------------------------
SNN-HW-OPT-00082                 Passive Marker Kit                                                   1           48.08
------------------------------------------------------------------------------------------------------------------------
SNN-LC-CAM-00007                 Polaris P4 Camera Array                                              3       29,636.75
------------------------------------------------------------------------------------------------------------------------
SNN-LC-CAM-00008                 Polaris TIU                                                          3        3,267.80
------------------------------------------------------------------------------------------------------------------------
SNN-LC-CAM-00009                 Flashpoint Control PC                                                7       48,234.35
------------------------------------------------------------------------------------------------------------------------
SNN-LC-CAM-00010                 Flashpoint Camera Array                                              4       15,693.24
------------------------------------------------------------------------------------------------------------------------
SNN-LC-INS-00028                 Flashpoint Tool Box Zeiss                                            5          386.81
------------------------------------------------------------------------------------------------------------------------
SNN-LC-INS-00037                 Leibinger Spine Clamp                                                5          627.47
------------------------------------------------------------------------------------------------------------------------
SNN-LC-INS-00038                 Leib.Spine Clamp Adapt DRF to spine clamp                            5          836.63
------------------------------------------------------------------------------------------------------------------------
SNN-LC-INS-00064                 Leibinger Support Arm                                                5          513.75
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                 Canadian Dollars                                                            158,718.29
------------------------------------------------------------------------------------------------------------------------
                                 Conversion Rate                                                               0.626828
------------------------------------------------------------------------------------------------------------------------
                                 US Dollars (Purchase Price)                                                  99,489.07
------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE "B"

                          IGS PATENT LICENSE AGREEMENT



1. GRANT OF RIGHTS

WHEREAS SNS has sold to its customers IGS Systems, as herein defined,

WHEREAS SNS wishes Medtronic to continue to support such systems

WHEREAS Medtronic has agreed to provide support under the terms and conditions set out in this Agreement, and

WHEREAS the provision of this support may cause Medtronic to perform activities or supply product falling within the scope of protection afforded by the patents and patent applications owned or controlled by SNS, (hereinafter referred to as the "Listed Patents") namely:

         (a)      European patent EP 501993 - issued as the following;

                  o        Germany DE 69030926
                  o        France FR 0501993
                  o        Italy IT 0501993
                  o        UK 0501993; and (b) Canadian patent CA 2,003,497.

NOW THEREFORE IT IS AGREED AS FOLLOWS,

1.1. Grant of Rights. SNS grants to Medtronic, subject to the conditions as described below, and Medtronic accepts, a limited, non-exclusive license to use the Listed Patents in providing support for the IGS Systems supplied by SNS prior to this Agreement.

1.2. Royalty. The license granted under 1.1 above shall be on a royalty free basis.

1.3. Limited Use. The license granted under 1.1 above is solely to permit Medtronic to provide support to the Customers during the period in which they continue to operate and maintain IGS systems purchased from SNS. For greater certainty and without limiting the generality of the above, no license under the listed patents beyond the limited use specified is given under this Agreement and no license is provided for any replacement of an IGS System supplied by SNS with an equivalent system supplied by any other party, including Medtronic.

1.4. Term of License The license terminates concurrent with the termination of the "Cooperation and Customer Support Agreement".

1.5. The license does not extend to any IGS Systems supplied by SNS that have been upgraded by or under the direction of Medtronic where such upgrades result in a IGS System utilising technology significantly different from the SNS Technology.

1.6. No other rights with respect to the Listed Patents, express or implied are granted by this Agreement, including the right to use such patents in the operation of systems other than the SNS IGS system.

2.     OWNERSHIP

2.1. Ownership SNS patents. All right, title and interest in and to all SNS patents, including the Listed Patents, is owned by SNS.

2.2. Maintenance of the Listed patents. SNS shall at its sole discretion determine whether or not to maintain any or all of the Listed Patents.

2.3. Enforcement of the Listed Patents. SNS shall at its sole discretion determine whether or not to enforce the rights provided under the Listed Patents and Medtronic agrees that not withstanding the limited license provided hereunder it will not initiate or participate in any action or exercise any rights it may have under the Listed Patents without the express written permission of SNS, which may be unreasonably withheld.

3.     SUB-LICENSING CONDITIONS

3.1. Sub-licensing Provisions. Medtronic has no rights to sub-license any SNS patents.

                                  SCHEDULE "C"

                         IGS SOFTWARE LICENSE AGREEMENT


1. GRANT OF RIGHTS

WHEREAS SNS has sold to its customers IGS Systems, as herein defined,

WHEREAS SNS wishes Medtronic to continue to support such systems, and

WHEREAS Medtronic has agreed to provide support under the terms and conditions set out in this Agreement, and

WHEREAS the provision of this support may cause Medtronic to perform activities requiring detailed knowledge of the internal software architecture of the IGS System, and

WHEREAS SNS has agreed to provide Medtronic knowledge and source code related to the interface between the MKM Microscope (a robotic surgical microscope developed and marketed by Carl Zeiss) and the IGS System,

NOW THEREFORE IT IS AGREED AS FOLLOWS,

1.1. Grant of Rights. SNS grants to Medtronic, and Medtronic accepts, a limited, non-exclusive (subject to Article 7) license:

         (a) to use one copy of the source code of SNN 3.0, the "Source Code" (as defined later), residing on Medtronic's computer systems for the sole purpose of supporting the Customer within the intent and in accordance with the stated purposes specified in the main body of the Agreement;

         (b)      to have another copy of the Source Code on a backup media;

         (c) to modify, rebuild, and re-deploy the SNN 3.0 application as required to effectively support the Customer;

1.2      For the purposes of this Agreement:

         (a)      The "Source Code" comprises:

1. Source code, developed by SNS, for the SNN 3.0 product that is deployed to Customers for use in cranial, spinal, ENT and stereotactic headframe clinical applications; and

2. Libraries and header files of the Cedara IAP platform required for rebuilding the SNN 3.0 product; and

3. Source code, specifically developed by the SNS to implement a communication protocol on the IGS System for managing communication between the MKM Microscope and the IGS System, the "MKM Interface Code".

         (b)      For sake of clarity, "Source Code" specifically excludes:

1. Any content of SNN Fluoro, except that which was reused from SNN 3.0 and therefore is also part of SNN 3.0; and

2. Any content of new generations of product, based on SNN 3.0, but never released to Customers (except for the MKM Interface Code); and

3. Any content related to IAP, the underlying platform licensed from Cedara software.

1.3 The grant of rights to Medtronic is solely for the purpose of Medtronic fixing defects in the existing functionality of the Customer systems, and thus, for example, specifically excludes new incremental features being added to the product.

1.4 The grant of rights terminates concurrent with termination of the "Cooperation and Customer Support Agreement".

1.5 Upon expiry of the license granted hereunder, Medtronic shall destroy any and all electronic and hard copy materials related to the Source Code and all modifications of any kind or rebuilds of the source code whether made by Medtronic or at it's cost or otherwise (collectively called the "Modifications"). Except that Medtronic shall be allowed to keep a single copy of the Source Code and Modifications in the files of its Law Department for the sole purpose of documenting such Source Code and Modifications will be used solely for legal purposes with no access for any other purpose, including but not limited to development purposes.

1.6 No other rights with respect to the SNS Software, express or implied are granted by this Agreement.

4.2.     OWNERSHIP

Ownership of SNS Software. All right, title and interest in and to the Source Code, including but not limited to translations, is owned by SNS. These rights are protected by United States, Canadian and English intellectual property right laws, international treaty provisions and other applicable national laws.

3.       SUB-LICENSING CONDITIONS

Sub-licensing Provisions. Medtronic is granted no rights to sub-license or otherwise commercially exploit the Source Code or any Modifications (as collectively defined above).

4.       LIABILITY

4.1. Any limitations of liability which may be granted to Medtronic by SNS in any other part of the agreement or any other schedule thereto shall not apply to any breach by Medtronic of any of its obligations and duties under this schedule.

5.       CONFIDENTIAL INFORMATION

5.1. [For certainty, the Source Code shall constitute confidential information of SNS.

6.       MKM INTERFACE

6.1. Notwithstanding any other provision of this Schedule, the license to technology described in Article 1.2 (a) 3 (i.e. the MKM Interface Code) shall be non-exclusive and perpetual to Medtronic. Additionally Articles 1.3, 1.4, and 1.5 do not apply to the MKM Interface Code.

6.2. For clarification, the exclusive license of Article 6.1 applies only to source code that was specifically developed by the SNS for use with the MKM Interface. Thus, any code that was reused from other existing microscope, or that was written with the purpose of being general to any microscope is excluded.

6.3. For further clarification, the SNS Instrument Manager software implementation is not included in the MKM Interface Code.

6.4. Not withstanding the foregoing, Medtronic license under Article 6.1 shall be construed to allow Medtronic to completely implement an interface to the MKM Microscope.

6.5. Cedaraand SNS will not work with any other party to support or assist with integration of an IGS system to the MKM microscope.

                                  SCHEDULE "D"
                          LIST OF MEDTRONIC COMPETITORS



Brainlab
Cbyon
Johnson & Johnson (Biosense)
Medivision
Radionics
Stryker
Sulzer (Orthosoft)
Universal Robotic Systems (URS)
Visualization Technologies Inc. (VTi)
Z-Kat